EXHIBIT 21.1



                              AUSPEX SYSTEMS, INC.
                           CORPORATE ENTITY STRUCTURE


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
                                                                                                             DOMESTIC OR
                                               BUSINESS OR TYPE                             DATE ACQUIRED    FOREIGN COUNTRY OF
NAME                                           OF OPERATION                % OF OWNERSHIP     OR CREATED     INCORPORATION
----                                           ------------                --------------   -------------    -------------
Auspex Systems, Inc                            Parent Company                   100%           12/15/87      Domestic
Auspex Systems, Inc (Canadian Branch)          Marketing & Admin Services       100%             2/7/93      Canada
Auspex Systems Limited                         Sales & Support                  100%            8/23/93      UK
Auspex Systems, S.A                            Sales & Support                  100%           12/23/93      France
Auspex Systems, GMBH                           Sales & Support                  100%            9/21/93      Germany
Auspex KK                                      Sales & Support                  100%            3/10/98      Japan
Auspex A/P PTE LTD                             Sales & Support                  100%            5/16/00      Singapore
Auspex Systems Beijing - Beijing
  Representative Office                        Sales & Support                  100%            9/20/00      China
Auspex Systems, Korea                          Sales & Support                  100%            9/20/00      Korea
Auspex International, Inc                      Holding Company                  100%            12/1/93      Domestic
Auspex Foreign Sales Corporation               Foreign sales                    100%             8/3/92      Barbados, West Indies
Alphatonix, Inc.*                              Engineering Development          100%            6/30/97      Domestic
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*  Alphatronix, Inc. became inactive 6/30/99.